UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Homeland Energy Solutions, LLC
(Name of Registrant as Specified In Its Charter

Mathew Driscoll and Duane Schwickerath
(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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Additional Soliciting Materials

On February 18, 2011, Homeland Energy Solutions, LLC (the "Company") filed a Definitive Proxy Statement for the Company's 2011 Annual Meeting to be held on Thursday, April 7, 2011 (the "Proxy Statement"). The Proxy Statement includes a proposal for the election of two directors at the Company's 2011 Annual Meeting. Two of the nominees who are running for election at the 2011 Annual Meeting, Mr. Mathew Driscoll and Mr. Duane Schwickerath, plan to make automated telephone calls to the Company's members starting on or about March 3, 2011. Transcripts of these automated telephone calls are set out below.

Duane Schwickerath Automated Call

Hello my name is Duane Schwickerath and I am calling on behalf of myself and Mathew Driscoll because you are a shareholder in Homeland Energy Solutions. For the past year we have had the privilege of representing your interests on the company's board of directors. This year marks the end of Homeland's first full year of production. A year which was so successful that we declared our first cash dividend.

The reason for my call is that you as a Homeland Energy shareholder will soon be receiving your annual proxy statement and important ballot card enabling you to vote for the company's board of directors. I would like to ask you to follow the board of directors recommendation and vote to re-elect Mathew Driscoll and myself Duane Schwickerath. We appreciate your past support and we would consider it a privilege to represent your interests for another term.

The easiest way to vote for Mathew Driscoll and Duane Schwickerath is to simply sign, date and return the ballot card

If you have any questions please call my cell phone at 319-240-6435 or press 1 to be transferred.

Thank you for your continued support.

Mathew Driscoll Automated Call

Hello my name is Mathew Driscoll and I am calling on behalf of myself and Duane Schwickerath because you are a shareholder in Homeland Energy Solutions. For the past year we have had the privilege of representing your interests on the company's board of directors. This year marks the end of Homeland's first full year of production. A year which was so successful that we declared our first cash dividend.

The reason for my call is that you as a Homeland Energy shareholder will soon be receiving your annual proxy statement and and important ballot card enabling you to vote for the company's board of directors. I would like to ask you to follow the board of directors recommendation and vote to re-elect Duane Schwickerath and myself Mathew Driscoll. We appreciate your past support and we would consider it a privilege to represent your interests for another term.

The easiest way to vote for Duane Schwickerath and Mathew Driscoll is to simply sign, date and return the ballot card

If you have any questions please call my cell phone at 319-231-7988 or press 1 to be transferred.

Thank you for your continued support.